UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2023

FLYWHEEL ADVANCED TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 455 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 66860563

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

FLYWHEEL ADVANCED TECHNOLOGY, INC.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (this “Current Report”), contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Current Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Current Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income, earnings per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and (iv) the assumptions underlying or relating thereto.

The forward-looking statements are neither historical facts nor assurances of future performance and not meant to predict or guarantee actual results, performance, events or circumstances. Instead, they are based upon the Company’s (as defined below) current projections, plans, objectives, beliefs, expectations, estimates and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results, the timing of certain events and circumstances, and financial condition may differ materially from those indicated by the forward-looking statements as a result of these risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them. Any forward-looking statement made by the Company in this Current Report is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SECTION 1	REGISTRANT’S BUSINESS AND OPERATION

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Acquisition

On March 22, 2023, Flywheel Advanced Technology, Inc., a Nevada corporation (the “Company”), consummated the share exchange transaction (the “Share Exchange”) contemplated by the Share Exchange Agreement, dated December 15, 2022 (the “Share Exchange Agreement”), by and among the Company, QBS System Limited, a limited company incorporated under the laws of Hong Kong (“QBS System”), and QBS Flywheel Limited, a company incorporated under the laws of Australia (the “Shareholder”). Pursuant to the terms and provisions of the Share Exchange Agreement, effective as of March 22, 2023 (the “Effective Time”), the Company acquired all of the issued and outstanding ordinary shares of QBS System in exchange for 8,939,600 newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Exchange Shares”). As a result of the Share Exchange, QBS System continues its business as a wholly owned subsidiary of the Company.

QBS System provides Internet of Things (“IoT”) solutions and services to assist its clients to build applications using available IoT devices, sensors, frameworks, and platforms, integrate hardware and software solutions with clients existing landscape, or implement new IoT solutions for enterprises. With QBS System as its subsidiary, the Company will continue to provide a full range of IoT services comprising consulting, development and implementation, analytics, support, and evolution. QBS System has a business portfolio consisting of IoT integration solution services, IoT maintenance and support services, IoT projects and ventures, Business Process Outsourcing (“BPO”) services, and approximately twelve years of experience in Hong Kong providing IoT software and hardware engineering services. Its clientele ranges across various industries, such as logistics and supply chain management, food & beverage, automation, and smart buildings. The applications of QBS System’s IoT solutions include connected equipment in the enterprise (“Enterprise IoT”) and industrial assets such as machines and robots (“Industrial IoT”), the essential component of the fourth revolution of manufacturing or “Industry 4.0”.

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QBS System’s wholly owned subsidiary, QBS System Pty Limited, an Australia proprietary limited company, was established on May 8, 2020, and provides computer network systems design and integration services.

Pursuant to the terms of the Share Exchange Agreement, all of the issued and outstanding ordinary shares of QBS System, which were held by the Shareholder, were exchanged for the Exchange Shares.

As a result of the Share Exchange, the Shareholder owns approximately 33.5% of the issued and outstanding shares of Common Stock.

●	The stockholders of the Company prior to the Share Exchange held 17,751,564 shares of Common Stock issued and outstanding; and

●	The Shareholder now holds 8,939,600 shares of Common Stock, approximately 33.5% of the issued and outstanding shares of the Common Stock.

After the issuance of the Exchange Shares there are 26,691,164 issued and outstanding shares of Common Stock of the Company.

The Share Exchange Agreement contains representations, warranties, and covenants that are customary for transactions of this type.

In connection with the Share Exchange, the Company entered into a lock-up and leak-out agreement (“Lock-Up Agreement”) with the Shareholder. The Lock-Up Agreement covers the Exchange Shares and provides that the Exchange Shares are subject to a 12-month lock-up from the date of the Share Exchange Agreement (the “Lock-Up Period”). The Lock-Up Period is subject to early termination upon certain corporate events and transactions and allows for certain limited permitted transfers where the recipient takes shares subject to the restrictions in the Lock-Up Agreement.

For a period of one year after the end of the Lock-Up Period, the Exchange Shares are subject to a one-year leak-out restriction for public resales of five percent of the trailing ten (10) day average trading volume of the Common Stock. The Company may waive these restrictions.

The preceding summary of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the Form Lock-Up Agreement, a copy of which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

In connection with the Share Exchange, Wong Chi Fung and Kwan Ping Yuen entered into three-year confidentiality, non-competition and non-solicitation agreements with the Company (each a “Non-Disclosure and Non-Compete Agreement”), which contain standard provisions, including that Mr. Wong and Mr. Kwan do not engage in any business that supplies the same product or services as, that competes with, the Company or QBS System within the Hong Kong Special Administrative Region of the People’s Republic of China and the People’s Republic of China.

The preceding summary of the Non-Disclosure and Non-Compete Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Non-Disclosure and Non-Compete Agreement, a copy of which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

From and after the Effective Time, the Shareholder, as the former sole shareholder of QBS System, became a shareholder of the Company and has no further rights or interest as a shareholder of QBS System. The directors and executive officers of QBS System prior to the Effective Time will continue to serve as the directors and the executive officers of QBS System until their successors are duly appointed and elected.

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The preceding summary of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is filed as Exhibit 10.3 to the Form 8-K filed with the SEC on December 16, 2022.

At the closing of the Share Exchange on March 22, 2023 (the “Closing”), Tin Sze Wai, Ip Tsz Ying and Lai Chi Chuen, directors of the Company, resigned from the Board of Directors of the Company (the “Board”).

The Company continues to be a “smaller reporting company,” as defined under the Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the Share Exchange, the Company has ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

SECTION 2	FINANCIAL INFORMATION

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The Exchange

On March 22, 2023, the Company consummated the Share Exchange. Pursuant to the terms and provisions of the Share Exchange Agreement, the Company acquired all of the issued and outstanding ordinary shares of QBS System in exchange for the Exchange Shares. As a result of the Share Exchange, QBS System continues its business as a wholly owned subsidiary of the Company, as described more fully in Item 1.01 above, which is incorporated herein by reference.

DESCRIPTION OF BUSINESS

QBS System’s Business

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 of the Exchange Act) with no operations. At the Closing and as a result of the Share Exchange, the business of QBS System became the business of the Company.

QBS System launched in Hong Kong under the Company Ordinance on April 14, 2011. QBS System’s business service portfolio includes the provision of IoT integration solution services, IoT maintenance and support services, IoT projects and ventures, BPO services, and IoT software and hardware engineering services. It primarily operates in three reportable segments across industries:

●	IoT;

●	IoT related solution services - integration solutions services, IoT maintenance & support services and IoT business process outsourcing services; and

●	IoT products - location-based services, video analytics and asset management.

QBS System’s Business Service Portfolio

IoT Integration Solution Services

QBS System’s IoT Integration Solution Service helps clients to build applications using available IoT devices, sensors, framework and platform, to integrate the available hardware and software solution with clients existing landscape or to implement a new IoT solution for enterprises.

The applications of the QBS System’s IoT Integration Solution Service includes Enterprise IoT and Industrial IoT, the essential component of Industry 4.0.

QBS System provides full-range of services under its IoT Integration Solution Service program such as consulting, development and implementation, analytics, support, and evolution.

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QBS System’s IoT Integration Solution Service focuses on researching and developing technologies to improve and enhance the quality of life for clients and find a faster, more economical, and easier ways to solve problems. The list below shows certain of the technologies developed and utilized by QBS System’s IoT Integration Solution Services in the following industries:

●	Low Carbon Property Management – carbon management involves understanding the carbon footprint of an entity or an individual by collecting and analyzing a massive volume of data. Carbon footprint benchmarking assesses and manages carbon emissions. This technology saves operating costs, reduces carbon emissions, slows climate change, improves air quality, and benefits human health.

●	Energy Management - energy management is the key to conserving energy and saving money. It provides an opportunity to optimize energy costs by understanding energy flow, procurement, and economics of energy and reducing its harmful impact on our environment. This technology monitors energy consumption resulting in savings and reduction in carbon emissions for greater corporate social responsibility;

●	Stock Management – stock management enables real-time stock information and facilitates warehouse and retail operation activities, a critical supply chain element. Stock management aims to have the right product in the right place at the right time without creating excess inventory. This technology offers a timely, efficient, and cost savings solution, especially for retail businesses;

●	GreenTech Management – GreenTech management monitors, for example, planting requirements based on dynamic environmental data captured. This technology helps those growing houseplants or vegetation to reduce sound level and carbon footprint in the house, improve indoor air quality, and use resources more efficiently; and

●	Enhanced Lifestyle Management – Enhanced Lifestyle Management facilitates the hospitality industry to be more efficient and reduce operating costs. This technology also improves the wellness, comfort, and safety of individuals.

IoT Maintenance and Support Service

Following the completion of a QBS System’s IoT Integration Solution Service for a client, QBS System can provide ongoing maintenance and support services, as well as maintenance and support services on consumable hardware and software (license) purchased by the client. QBS System’s maintenance and support services are in high demand by their clients to facilitate long-term usage of QBS System’s products and help them be competitive in their respective fields, such as real estate, leisure, and entertainment industries.

Maintenance and support services entail ad-hoc technical services, IoT system administration, maintenance, secondment, and corrective services. QBS System also offers license renewal subscriptions for individual IoT systems, hardware, and software provided by the IoT products vendors.

IoT Business Process Outsourcing Service

QBS System provides BPO services to IoT projects, which is an end-to-end technology service, outsourcing services to assist enterprises in launching IoT projects or ventures, creating a new technology solution, upscaling an existing IoT application, or reliably and cost-effectively integrating any IoT solution with a legacy system while addressing business challenges.

IoT BPO service helps ensure:

●	New Product Launch Success
●	Product Transitions & Life Cycle Management
●	Roadmap & Technology Reviews
●	Business Planning
●	Target Operational Model
●	Forecast Management

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In addition to the IoT BPO services, QBS System offers technical consultants on flexible client assignments. This service assists clients in recruiting, training, and managing teams of consultants and related administrative staff. It is also involved with all technical aspects of clients’ IoT by deeply analyzing clients’ vision and creating IoT technology solutions enabling clients to build new IoT-based products and establish a new business model. The IoT BPO service helps with hardware and software that can adequately address the complexity and fragmentation in clients’ IoT projects, including hardware integration, software integration, system architecture, sensor monitoring, device management and connectivity, data analysis, etc.

QBS System Product Portfolio

Location Based Services

Smart Buildings

Smart buildings are equipped with energy-saving equipment for the efficient functioning of all the components and systems of a building, including lighting; monitoring; safety and security; emergency systems; heating, ventilation, and air conditioning systems; and car parking. The concept of smart buildings has gained pace due to the increasing adoption of IoT solutions and services, and the growing deployment of IoT sensors.

With the growing numbers of IoT network devices, the critical need for reliable IoT integration services, such as system design and architecture services, advisory services, and testing services, has emerged for the smooth integration, interconnectivity, and functioning of connected devices. IoT-enabled smart buildings have enhanced features, such as personalization of operations, device mobility inside buildings, comfort to occupants, enhanced productivity, and automation of indoor activities. IoT home automation systems utilize control systems and smart devices to automatically control and manage the basic home functions over the Internet, irrespective of the user location.

During 2020, one of the leading utility service companies in Hong Kong collaborated with QBS System to build an IoT factory in order to cross-integrate multiple brands of IoT Gateway as a single management platform, catering to different user scenarios in office or campus energy management in a more innovative way, such as sensory data of room occupancy capturing for electricity control purpose.

In 2016, QBS System collaborated with the Hong Kong government is to design and build the Waste Electrical and Electronic Equipment Treatment and Recycling Facility (WEEE·PARK), which provides a collection service and operates the facility. The facility uses state-of-the-art technology to process refrigerators, TVs, computers, washing machines, and air conditioners into valuable secondary raw materials while controlling the management of the hazardous materials that are contained in this equipment.

In 2012, QBS System delivered a smart building application for the first zero-carbon building in Hong Kong developed by the Construction Industry Council in collaboration with the HKSAR Government. Our application utilizes the Building Automation and Controls Network (BACnet), a communication protocol standard explicitly designed to provide a way to integrate building control products made by different manufacturers. The BACnet enables a vast volume of data to be analyzed automatically and visualizes carbon footprint benchmarking data to the Low Carbon property management dashboard.

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IoT Home Growing Device

QBS System’s IoT home growing device is a technology solution designed to enable individuals to grow plants and crops in their homes using IoT technology. The device is typically equipped with sensors, cameras, and other tools that allow for remote monitoring and management of the plant growth process.

A home growing device enables sensing technologies, such as humidity, temperature, etc., to monitor dynamic planting requirements for plans and crops. For example, as an intelligent virtual assistant the growing device can propose watering schedules based on the dynamic environmental data captured and a plant’s specific characteristics and needs.

The IoT growing device can be used to grow a variety of plants, including herbs, vegetables, and flowers, and can be configured to meet the specific needs of each plant. The device is typically connected to a mobile app or web platform, allowing users to monitor the progress of their plants, receive alerts and notifications, and adjust settings as needed.

The IoT home growing device can be used to grow a variety of plants, including herbs, vegetables, and flowers, and can be configured to meet the specific needs of each plant. The device is typically connected to a mobile app or web platform, allowing users to monitor the progress of their plants, receive alerts and notifications, and adjust settings as needed

The use of IoT technology in home growing devices allows for greater precision and control over the plant growth process. Sensors can monitor factors such as temperature, humidity, and light levels, and automatically adjust settings to ensure optimal growing conditions. This can result in faster growth, higher yields, and healthier plants.

IoT home growing devices are gaining popularity among consumers who are interested in sustainable and healthy living, as well as those who have limited outdoor space or live in areas with harsh climates. They are also used in commercial settings such as restaurants and grocery stores to provide fresh produce on site.

Overall, IoT home growing devices offer a convenient and efficient way for individuals to grow plants and crops in their homes, while leveraging the benefits of IoT technology to optimize the plant growth process.

Smart Bench

QBS System has co-developed with another innovator the Smart Bench, a modern, multifunctional bench designed for use in outdoor spaces. It has various features, such as wireless charging for mobile devices, WiFi connectivity, and sensors that track environmental data like temperature, air quality, and noise levels. While powered by solar panels, the Smart Bench stores energy with a built-in battery for use at night. QBS System led the team in IoT Device Integration and System Implementation of the Smart Bench. The Smart Bench aims to enhance the user experience of public spaces by providing a convenient and comfortable place to sit while offering helpful technology features. Additionally, environmental sensors can help city planners gather data on how people use outdoor spaces and make informed decisions about improving urban infrastructure. QBS System’s believes that the Smart Bench is an innovative and practical solution for modern urban living.

Location Based Services

Ultra-wideband (UWB) is a wireless communication technology that uses low-energy, short-range radio waves to transmit large amounts of data over short distances. Unlike other wireless communication technologies that use narrowband signals, UWB signals use a very wide frequency range, typically spanning several gigahertz, which enables them to transmit data at extremely high speeds.

UWB technology is used in a variety of applications, including high-speed data transfer, location tracking, and sensing. In the context of data transfer, UWB can be used to transfer large files, such as high-definition videos, between devices at speeds of up to several gigabits per second. In location tracking, UWB can be used to accurately determine the location of objects or people within a confined space, such as a building or a room, with a high degree of precision. In sensing applications, UWB can detect objects’ presence, measure distance, and even detect motion.

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One of the advantages of UWB technology is its ability to operate in crowded radio frequency environments without interfering with other wireless communication technologies. This is because UWB signals are spread out over a wide frequency range and are designed to coexist with other wireless technologies.

During 2019, one of the largest theme parks in Hong Kong introduced the first UWB adoption into game environment in Hong Kong. QBS System was responsible for digital communication among devices for tracking the children playing a 3D projection game scene with centimeters-level of accuracy.

QBS System also utilizes location-based service driven products equipped with the readiness and the reliability of indoor and outdoor positioning system. In 2019, an NGO worked with QBS System for location-based service adaptations on their existing mobile application to enable extra technology to substantiate location-awareness assist visual impaired persons in a technology park in Hong Kong. Wireless fingerprinting and magnetic fields are captured for indoor positioning estimation to provide a coordinate on an app, speak-to-navigate approach is used for visual impaired app users.

QBS System’s Prospect in IoT Market

Forecast by Market Research

According to a report published by Grand View Research in 2020, the global Internet of Things (IoT) market is expected to continue its growth trajectory in 2023, driven by technological advancements and increasing adoption across various industries. The IoT market size is projected to reach $1.5 trillion by 2027, growing at a CAGR of 24.7% from 2020 to 2027. Several factors are driving the market expansion of the IoT industry:

●	Increasing adoption of smart devices: The increasing adoption of smart devices, such as smartphones, smartwatches, and smart home devices, drives the demand for IoT solutions because these devices rely on IoT technology to connect and communicate.

●	Growing demand for automation and digitization: Companies are increasingly adopting automation and digitization to improve efficiency, reduce costs, and provide better customer experiences. IoT technology can enable automation and digitization by providing real-time data and insights.

●	Increasing focus on sustainability: Companies increasingly focus on sustainability and environmental responsibility, driving demand for IoT solutions that can help reduce energy consumption, minimize waste, and optimize resource utilization.

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Advancements in technology: Advancements in technology, such as 5G networks, artificial intelligence, and machine learning, enable the development of more sophisticated IoT solutions that can provide more value to customers.

The emergence of new use cases and applications: IoT technology is being applied to new use cases and applications, such as smart cities, connected cars, and industrial IoT, which drive demand for IoT solutions.

Future Prospects of IoT Market

QBS System believes that the promise of IoT will be realized through the development of cloud-enabled intelligent devices and systems that contribute critical data, facilitate distributed control and decision-making, and operate securely at scale.

The opportunity to help clients transform their businesses and operations through these intelligent systems is enormous. QBS System offers a combination of expertise in device-level solutions, embedded operating systems, and IoT software and services. Since our founding in 2011, QBS System has been at the intersection of hardware and software. Today that intersection is the “edge” where cloud-enabled devices connect to create intelligent systems that share data, facilitate distributed control and machine learning, and operate securely at scale.

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In addition, QBS System believes environmental, social, and governance (“ESG”) considerations have become increasingly important in recent years, as companies are expected to focus on financial performance and their impact on society and the environment. QBS System can provide solutions that are particularly relevant to ESG:

●	Environmental Sustainability: QBS System can contribute to environmental sustainability by developing products and services that reduce energy consumption and minimize waste. For example, IoT sensors optimize energy usage in buildings, reducing the carbon footprint and improving efficiency.

●	Social Responsibility: QBS System demonstrates social responsibility by ensuring its products and services are accessible to all, including marginalized communities. Additionally, they can address issues such as data privacy, security, and ethical concerns related to the use of customer data.

●	Governance: Good governance practices are crucial for QBS System to build trust with customers, investors, and regulators. Governance includes transparent reporting on ESG performance, accountability for actions, and responsible management of risks.

Furthermore, the convergence of IoT and Artificial Intelligence (“AI”) is a significant trend that can potentially transform many industries. Combining these two technologies can enable more intelligent and autonomous systems, leading to greater efficiencies and improved decision-making. Below are some examples of QBS System’s performance history:

●	Predictive maintenance: IoT sensors can collect data from machines and equipment, which can be analyzed using AI algorithms to predict when maintenance is required. Predictive maintenance help prevents equipment failures and reduces downtime.

●	Smart buildings: IoT devices such as lighting systems, lift systems, and security cameras can be integrated with AI algorithms to create more intelligent and automated systems that can learn and adapt to user behavior and preferences.

●	Agriculture: IoT sensors can collect data from crops and soil, which can be analyzed using AI algorithms to optimize irrigation, fertilization, and other agricultural practices, leading to more efficient and sustainable farming.

QBS System believes that the convergence of IoT and AI has the potential to drive innovation and transform many industries, enabling more intelligent and connected systems that can learn and adapt to changing environments and user behavior.

Key Business Drivers of QBS System’s IoT Services

Increased efficiency and productivity - QBS System enables companies to optimize operations and automate processes to increase efficiency and productivity. For example, we use IoT sensors to monitor equipment performance, predict maintenance needs, and reduce downtime.

Cost savings - QBS System helps companies save costs by improving operational efficiency, reducing waste, and optimizing resource utilization. For example, IoT sensors monitor energy consumption and optimize usage, leading to cost savings.

Competitive advantage - Companies that adopt IoT can gain a competitive advantage by differentiating themselves from competitors, improving their products and services, and providing better customer experiences. For example, IoT can enable companies to offer personalized services, such as customized product recommendations and targeted marketing.

New revenue streams - QBS System can enable companies to create new revenue streams by developing innovative products and services that leverage IoT technology. For example, IoT can enable companies to offer subscription-based services, such as predictive maintenance and remote monitoring.

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Improved Customer Experiences - QBS System can enable companies to improve customer experiences by providing personalized, real-time services and support. For example, IoT sensors monitor customer usage patterns and provide customized recommendations.

IoT has become commonplace in all walks of life, from homes and industries to enterprises. IoT connects everything, making the world smarter and better than ever. IoT encompasses a set of advanced equipment (sensors and meters), network connectivity architecture, smart devices, and software that helps to interchange information between machines and devices. IoT technology holds significant potential in developing countries’ overall IT and communication industry.

Small and medium enterprises are adopting IoT solutions to maintain cost efficiency, productivity, and operation enhancements. Also, the rapid adoption of cloud-based solutions in the IT industry is the critical driver for the growth of the IoT market during the forecast period.

In conclusion, the impact that IoT has had, and will increasingly continue to have, upon all facets of modern society: (i) in the public sector in applications as varied as healthcare delivery, public safety, traffic management, and the eventual construction of smart cities; (ii) in the consumer space for lifestyle enhancement, entertainment, connected cars, smart homes; and, possibly most valuable; and (iii) in the industrial space for location tracking, demand and supply synchronization, dynamic routing and scheduling, predictive maintenance, inspection technology and so on.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

On April 1, 2022, QBS System entered into engagement letters for the provision of IoT Business Processing Outsourcing Services, such as hardware integration, device management and device connectivity. The term of the agreement is for a period of one (1) year but will automatically renew at the end of each term for an additional term of one (1) year, unless either party gives notice of termination at least 30 days prior to the end of each term. The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Engagement Letters, dated April 1, 2022, copies of which are filed as Exhibit 10.6 hereto and incorporated herein by reference.

On December 11, 2020, QBS System entered into an engagement letter with a governmental organization for the provision of Security and Monitoring Services. The term of the contract is for a period of five (5) years. The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Engagement Letter, dated December 11, 2020, a copy of which is filed as Exhibit 10.7 hereto and incorporated herein by reference.

On April 27, 2020, QBS System entered into a non-revolving credit facility consisting of up to HKD3,550,000 term loan (the “April 27th Facility”) with the Bank of China (Hong Kong) Limited (the “Lender”). Substantially, all the proceeds from the April 27th Facility were used to pay wages, rents and working capital. Drawdowns under the April 27th Facility bear interest at a rate, from time to time, equal to 2.5% per annum below Hong Kong Dollar Prime Rate (“HKD Prime Rate”) quoted by the Hong Kong Mortgage Corporation Limited (the “HKMC”). Pursuant to the terms of the April 27th Facility, QBS System may on any business day during the availability period make a drawing under the April 27th Facility by giving the Lender at least three (3) business day’s prior written notice. The accrued interest is payable on a monthly basis commencing one month from the date of the drawdown. The outstanding principal and interest accrued after a drawdown shall be repaid in twenty-four (24) equal monthly installments, commencing thirteen (13) months after the date of a drawdown (each a “Repayment Date”). Upon thirty (30) days prior written notice to the Lender, QBS System may prepay all or any part of the April 27th Facility on the Repayment Date in a minimum amount of HKD50,000 and in multiples of HKD10,000. Any payments required to be made on the April 27th Facility that is not made when due shall bear default interest on the overdue amount at the rate of 6% per annum over the HKD Prime Rate quoted by HKMC. The preceding summary of the April 27th Facility does not purport to be complete and is qualified in its entirety by reference to the Facility Letter, dated April 27, 2020, a copy of which is filed as Exhibit 10.8 hereto and incorporated herein by reference.

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On October 10, 2020, QBS System entered into a non-revolving credit facility consisting of up to HKD1,450,000 term loan (the “October 10th Facility”) with the Lender. Substantially all the proceeds from the October 10th Facility were used to pay wages, rents and working capital. Borrowings under the October 10th Facility bears interest at a rate, from time to time, equal to 2.5% per annum below the HKD Prime Rate quoted by the HKMC. Pursuant to the terms of the October 10th Facility, QBS System may on any business day during the availability period make a drawing under the October 10th Facility by giving the Lender at least three (3) business day’s prior written notice. The outstanding principal and interest accrued on each drawdown is payable on a monthly basis commencing one month from the date of the drawdown and shall be repaid in forty-eight (48) equal monthly instalments, commencing thirteen (13) months after the date of the drawdown. Upon thirty (30) days prior written notice to the Lender, QBS System may prepay all or any part of the October 10th Facility on each such Repayment Date in a minimum amount of HKD50,000 and in multiples of HKD10,000. Any payments required to be made on the October 10th Facility that is not made when due shall bear default interest on the overdue amount at the rate of 6% per annum over the HKD Prime Rate quoted by HKMC. The preceding summary of the October 10th Facility does not purport to be complete and is qualified in its entirety by reference to the Facility Letter, dated October 10, 2020, a copy of which is filed as Exhibit 10.9 hereto and incorporated herein by reference.

On June 28, 2021, QBS System entered into a non-revolving credit facility consisting of up to HKD1,000,000 term loan (the “June 28th Facility”) with the Lender. Substantially, all the proceeds from the June 28th Facility were used to pay wages, rents and working capital. Borrowings under the June 28th Facility bears interest at a rate, from time to time, equal to 2.5% per annum below the HKD Prime Rate quoted by the HKMC. Pursuant to the terms of the June 28th Facility, QBS System may on any business day during the availability period make a drawing under the June 28th Facility by giving the Lender at least three (3) business day’s prior written notice. The accrued interest is payable on a monthly basis commencing one month from the date of the drawdown. The outstanding principal and interest accrued after a drawdown shall be repaid in eighty-four (84) equal monthly instalments, commencing thirteen (13) months after the date of the drawdown. Upon thirty (30) days prior written notice to the Lender, QBS System may prepay all or any part of the June 28th Facility on such Repayment Date in a minimum amount of HKD50,000 and in multiples of HKD10,000. Any payments required to be made on the June 28th Facility that is not made when due shall bear default interest on the overdue amount at the rate of 6% per annum over the HKD Prime Rate quoted by HKMC. The preceding summary of the June 28th Facility does not purport to be complete and is qualified in its entirety by reference to the Facility Letter, dated June 28, 2021, a copy of which is filed as Exhibit 10.10 hereto and incorporated herein by reference.

DESCRIPTION OF PROPERTY

QBS System’s principal place of business is an office located at Unit 327, 3/F, Building 16W, 16 Science Park West Avenue, Hong Kong Science Park, Shatin, New Territories, consisting of approximately 1,069 square feet of office and conference room space, which we lease on a month-to-month basis for HKD26,725 or $25 per square foot. In addition, QBS System Pty Limited has an office in Australia that is the base for its local operations. Such space is provided at no expense by our officers and directors.

We believe that our existing facilities are adequate to meet current requirements. Suitable will seek out additional or substitute space on an as needed to accommodate any physical expansion of our operations and executive offices.

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RISK FACTORS

The following risk factors apply to the business and operations of the Company. These risk factors are not exhaustive. Investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of the Company. You should carefully consider the following risk factors, as well as the other information included in this CURRENT Report. In particular, please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.” The Company may face additional risks and uncertainties that are not presently known to IT, or that IT currently deem immaterial, which may also impair the business. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

If any of the following or other risks materialize, the Company’s business, financial condition, and results of operations could be materially adversely affected which, in turn, could adversely impact the value of the Common Stock. In such a case, investors in Common Stock could lose all or part of their investment.

Risks Related to Our Business and Industry

We have a limited operating history, making it difficult to forecast our future results of operations.

QBS System commenced operations on April 14, 2011. Our relatively limited operating history makes it difficult to evaluate our current business and prospects, and to plan for our anticipated future growth. As a result of our limited operating history, our ability to accurately forecast our future results of operations is limited and subject to a number of uncertainties, including our ability to plan for and model future growth. Our historical revenue growth should not be considered indicative of our future performance.

Further, in future periods, our revenue growth could slow down or our revenue could decline for a number of reasons, including slowing demand for our offerings, increased competition, changes to technology, a decrease in the growth of our overall market, or our failure, for any reason, to continue to take advantage of growth opportunities. We have also encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described below. If our assumptions regarding these risks and uncertainties and our future revenue growth are incorrect, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, and our business could suffer.

The industry in which we participate is intensely competitive, and if we do not compete effectively, our operating results could be harmed.

The IoT market in which we compete require continuous innovation and is highly competitive, rapidly evolving, subject to changing technology, shifting customer needs and frequent introductions of new products and services. Our competitors in the IoT enterprise marketplace include vendors of IoT devices and products, cloud platform providers for certain hardware and application vendors, hardware providers offering sensors and cloud integration partners, and IoT platforms from companies that have existing relationships with hardware and software companies. We compete on a service basis, by offering fully integrated IoT device connectivity to a variety of niche markets. New competitors could launch new businesses in our markets at a relatively low cost since technological and financial barriers to entry are relatively low. Some of our current and potential competitors may have competitive advantages, such as greater name recognition, longer operating histories, significant installed bases, broader geographic scope, and larger marketing budgets, as well as substantially greater financial, technical, personnel, and other resources. In addition, our potential competitors may have established marketing relationships and access to larger customer bases, and have major service agreements with consultants. We may also experience competition from smaller, younger competitors that may be more agile in responding to customers’ demands. These competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements or provide competitive pricing. As a result, even if our services are more effective than the services that our competitors offer, potential customers might select competitive services in lieu of purchasing our services. For these reasons, we may not be able to compete successfully against our current and future competitors, which could negatively impact our future sales and harm our business and financial condition.

In order to differentiate our services from our competitors’, we must continue to focus on improving our existing services and adapt to current technologies. If our services fail to achieve widespread market acceptance, if existing customers do not subscribe to our paid subscription services, or if we are unsuccessful in capitalizing on opportunities in the connected IoT market, our future growth may be slowed and our business, results of operations and financial condition could be materially adversely affected.

Our customers may be subject to periods of cyclical downturn.

Although our customer base is diversified, as of March 31, 2022, 3% of our customers are in the real estate, leisure, and entertainment, retail, and manufacturing industries, which are currently experiencing a cyclical downturn. We are committed to further upgrade our services offering, and to engage business in more industry verticals. However, there can be no assurance that downturns or prolonged adverse conditions in the real estate, leisure, and entertainment, retail, and manufacturing industries, or capital markets or in national or local economies will not have a material adverse impact on us.

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If we are not able to introduce new services successfully and to make enhancements to our existing services, our business and results of operations could be adversely affected.

To attract new customers and end users and keep our existing ones engaged, we must introduce new services and upgrade our existing offerings to meet their evolving preferences. It is difficult to predict the preferences of a particular customer or a specific group of customers. Changes and upgrades to our existing services may not be well received by our customers and end users, and newly introduced products or services may not achieve success as expected. For example, we may introduce new industry connectivity, such as internet of vehicles and such efforts may require us to contribute a substantial amount of additional human capital and financial resources. We cannot assure you that any of such new services will achieve market acceptance or generate sufficient revenues to adequately compensate the costs and expenses incurred in relation to our development and promotion efforts. New services that we develop may not be introduced in a timely or cost-effective manner or may not achieve the broad market acceptance necessary to generate significant revenue. If we fail to improve our existing services and introduce new ones in a timely or cost-effective manner, our ability to attract and retain customers may be impaired and may significantly impair our revenue growth as well as negatively impact our operating results if the additional costs are not offset by additional revenues.

We are subject to general business regulations and laws, as well as regulations and laws specifically governing the Internet, physical and e-commerce retail, digital content, web services, electronic devices, advertising, and other services that we offer. Unfavorable changes could harm our business.

We are subject to general business regulations and laws, as well as regulations and laws specifically governing our business activities. These regulations and laws cover taxation, privacy, data protection, cybersecurity, distribution of goods, employment, operation of unmanned aircraft systems, premises occupied by us and other matters.

Unfavorable regulations, laws, decisions, or interpretations by government or regulatory authorities applying those laws and regulations, or inquiries, investigations, or enforcement actions initiated by them, could increase our cost of doing business and require us to change our business practices in a manner materially adverse to our business, damage our reputation, impede our growth, or otherwise have a negative effect on our operations.

Risks Related to the Company

If we are unable to hire, retain and motivate qualified personnel, our business will suffer.

Our future success depends, in part, on our ability to continue to attract and retain highly skilled personnel. We believe that there is, and will continue to be, intense competition for highly skilled management, technical, sales and other personnel with experience in the industries in which we operate. We must provide competitive compensation packages and a high-quality work environment to hire, retain and motivate employees. If we are unable to retain and motivate our existing employees and attract qualified personnel to fill important positions, we may be unable to manage our business effectively, including the development, marketing and sale of our services, which could adversely affect our business, operating results and financial condition. To the extent we hire personnel from competitors, we also may be subject to allegations that they have been improperly solicited or divulged proprietary or other confidential information.

Any failure in our delivery of high-quality technical support services may adversely affect our relationships with our customers and our financial results.

Our customers depend on our services to resolve technical issues relating to various applications. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, our ability to sell our service offerings to existing and prospective customers, and our business, operating results and financial position.

We may be unable to compete successfully against existing and future competitors, which could harm our margins and our business.

The IoT business is intensely competitive. We face competition from a large number of existing companies who have significantly greater financial, technical, and marketing resources, as well as greater experience than we have. We believe that the general financial success of companies within the IoT market will continue to attract new competitors to the industry, which has a relatively low barrier to entry in some segments, including large technology companies that could expand their platforms or acquire one of our competitors.

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We can provide no assurance that we will be able to compete successfully against current or potential competitors. Many of our current and potential competitors have longer operating histories, better recognition and significantly greater financial, technical and marketing resources than we do. Many of these competitors may have well-established relationships with manufacturers and other key strategic partners and can devote substantially more resources to such relationships. As a result, they may be able to secure equipment, technology, products and systems, among other things that we may need, from vendors on more favorable terms, fulfill customer orders or requests more efficiently and adopt more aggressive pricing policies than we can. They also may be able to secure a broader range of technologies, products and systems from or develop close relationships with primary vendors. Some competitors may price their services, capabilities and systems below cost in an attempt to gain market share.

Increased competition may result in price reductions, and reduced gross margin, any of which could harm our business and adversely affect our operating results and financial condition. We may not be able to compete successfully and respond to competitive pressures. Our inability to compete effectively with current or future competitors could harm our business and have a material adverse effect on our results of operations and financial condition.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the Board, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we are required to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of maintaining public company reporting requirements could be significant and may preclude us from seeking financing or equity investment on terms acceptable to us and our shareholders. We estimate these costs to be in excess of $100,000 per year and may be higher if our business volume or business activity increases significantly.

If our revenues are insufficient or non-existent, and/or we cannot satisfy many of these costs through the issuance of shares or debt, we may be unable to satisfy these costs in the normal course of business. This would certainly result in our being unable to continue as a going concern.

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Risks Related to Ownership of Our Common Stock

An active, liquid trading market for our common stock does not currently exist and may not develop and there is no assurance that a market may ever develop.

Our Common Stock is currently quoted on the Pink tier of OTC Markets Group Inc., an over-the-counter quotation system, under the symbol “FWFW.” There is, however, currently no trading market for the Common Stock and there is no assurance that a regular trading market will ever develop. The trading price of the Company’s securities could be subject to wide fluctuations, in response to quarterly variations in its operating results, announcements by the Company or others, developments affecting it, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of such companies, and may adversely affect the market prices of the securities Such risks could have an adverse effect on the stock’s future liquidity.

If we fail to remain current in our reporting requirements, we could be removed from the OTC Pink which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

As a company listed on the OTC Pink and subject to the reporting requirements of the Exchange Act, we must be current with our filings pursuant to Section 13 or 15(d) of the Exchange Act in order to maintain price quotation privileges on the OTC Pink. If we fail to remain current in our reporting requirements, we could be removed from the OTC Pink. As a result, the market liquidity of our securities could be severely adversely affected by limiting the ability of broker-dealers to trade our securities and the ability of stockholders to sell their securities in the secondary market.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market price of our Common Stock may fluctuate significantly in the future.

We expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

●	our ability to market our services on a cost-effective and timely basis;

●	our inability to obtain working capital financing, if needed;

●	changing conditions in the market;

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●	changes in market valuations of similar companies;

●	stock market price and volume fluctuations generally;

●	regulatory developments;

●	fluctuations in our quarterly or annual operating results;

●	additions or departures of key personnel;

●	competitive pricing pressures; and

●	future sales of our Common Stock or other securities.

Sales of substantial amounts of our Common Stock, or in anticipation that such sales could occur, may materially and adversely affect prevailing market prices for our Common Stock, if and when such market develops in the future.

The market price for our Common Stock may be particularly volatile given our status as a relatively unknown company, which could lead to wide fluctuations in our share price. You may be unable to sell your Common Stock at or above your purchase price, which may result in substantial losses to you.

The price of our Common Stock in the future may be particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats. The volatility in our share price will be attributable to a number of factors. First, our Common Stock will be, compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could decline precipitously in the event that a large number of our Common Stock are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment, and uncertainty of future market acceptance for our services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock will be at any time.

The sale of a large number of shares of Common Stock by our principal shareholders could depress the market price of our common stock.

As of March 22, 2023 our principal shareholders beneficially owned 16,200,000 or 60.7% of our common stock outstanding. The shares may become available for resale, subject to the requirements of the U.S. securities laws. The sale or prospect of a sale of a substantial number of these shares could have an adverse effect on the market price of our common stock.

Our future results may vary significantly which may adversely affect the price of our Common Stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our Common Stock may decline significantly.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares.

Our Board has authority, without action or vote of the shareholders, to issue all or part of our authorized shares that are not issued. In addition, we may attempt to raise additional capital by selling shares, possibly at a deep discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute Common Stock book value, and that dilution may be material.

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Provisions of our Articles of Incorporation and Bylaws may delay or prevent a take-over that may not be in the best interests of our stockholders.

Provisions of our Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt.

We do not intend to pay dividends on our Common Stock.

We intend to retain all of our earnings, if any, for the foreseeable future to finance the operation and expansion of our business and do not anticipate paying cash dividends. Any future determination to pay dividends will be at the discretion of the Board, subject to compliance with applicable law and any contractual provisions, and will depend on, among other factors, our results of operations, financial condition, capital requirements and other factors that the Board deems relevant. As a result, you should expect to receive a return on your investment in our Common Stock only if the market price of the Common Stock increases, which may never occur.

FINANCIAL INFORMATION/MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Current Report, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

As the result of the Share Exchange and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of QBS System, the accounting acquirer, prior to the Share Exchange are considered the historical financial results of the Company.

The following discussion highlights the results of operations and the principal factors that have affected our financial condition, as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on the audited financial statements contained in this Current Report, which we have prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). You should read the discussion and analysis together with such financial statements and the related notes thereto.

Overview

Basis of Presentation

The audited financial statements of QBS System for the fiscal years ended March 31, 2022, and March 31, 2021, include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited financial statements. All such adjustments are of a normal recurring nature.

Results of Operations

Year Ended March 31, 2022, Compared to Year Ended March 31, 2021

	Year Ended March 31, 2022	Year Ended March 31, 2021
Revenue	$3,256,440	$4,033,739
Cost of revenue	(2,462,070)	(2,454,997)
GROSS PROFIT	794,370	1,578,742
Operating expenses	(893,729)	(1,269,920)
(LOSS)/INCOME FROM OPERATIONS	(99,359)	308,822
Interest expense	(24,434)	(23,981)
Other income	165,833	370,731
INCOME BEFORE INCOME TAXES	42,040	655,572
Income taxes	(4,008)	(102,251)
NET INCOME	$38,032	$553,321

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Revenues. We generated $3,256,440 and $4,033,739 in revenues for the year ended March 31, 2022 and 2021, respectively. The decrease of $777,299, or approximately 19%, was primarily due to the impact of COVID-19 on our operations.

Cost of Revenue. Our Cost of Revenue was $2,462,070 for the year ended March 31, 2022, compared to $2,454,997 for the year ended March 31, 2021. No material fluctuation was noted.

Operating Expenses. Our operating expenses were $893,729 for the year ended March 31, 2022, as compared to $1,269,920 for the year ended March 31, 2021, in which both figures consisted of significant audit and advisory fees for business development and listing. Our total operating expenses decreased by $376,191 during the year ended March 31, 2022, compared to the same period in 2021. Such decrease in operating expenses was mainly due to the decrease in advisory fees for business development and listing of $68,341 and staff salaries of $149,399 included in general and administrative expenses.

(Loss)/Income from Operations. Our loss from operations was $99,359 for the year ended March 31, 2022, compared to income from operations of $308,822 in the year ended March 31, 2021. The decrease was primarily due to the decrease in operating expenses offset by the decrease in revenue.

Interest Expense, net. Interest expense, net was $24,434 for the year ended March 31, 2022, as compared to interest expenses, net of $23,981 for the year ended March 31, 2021. The increase of $453 in interest expense was primarily due to the interest expense from lease and bank loans.

Other Income. Other income was $165,833 for the year ended March 31, 2022, as compared to other income of $370,731 for the year ended March 31, 2021. The decrease of $204,898, or approximately 55%, was due to the decrease in government grant as there was no more government grants from employment support scheme of $165,585 for the year ended March 31, 2022.

Net Income. Our net income was $38,032 for the year ended March 31, 2022, compared to $553,321 for the year ended March 31, 2021, decreased by $515,289, or approximately 93% as a result of decrease in revenue primarily due to the impact of COVID-19 on our operations.

Liquidity and Capital Resources

Working Capital

As of March 31, 2022, and 2021, our total current assets were $2,555,582 and $2,412,221, respectively and remain fairly consistent.

As of March 31, 2022, and 2021, our working capital were $1,560,277 and $1,552,654, respectively and stockholders’ equity was $983,523 and $957,109 respectively. Both working capital and stockholders’ equity remain fairly consistent.

Cash Flows:

	Year Ended March 31, 2022	Year Ended March 31, 2021
Cash flow from operating activities	$(396,933)	$346,534
Cash flow from investing activities	(109,332)	93,531
Cash flow from financing activities	83,116	822,819
NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS	(423,149)	1,262,884
Effect of exchange rates on cash	(16,911)	12,274
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	1,376,540	101,382
CASH AND CASH EQUIVALENTS AT END OF YEAR	$936,480	$1,376,540

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Cash Flow from Operating Activities

During the years ended March 31, 2022, and 2021, the net cash (used in)/ provided by operating activities were $396,933 and $346,534, respectively. The decrease in the amount of $743,467 was primarily due to the decrease in net income, increase in cash outflow in prepaid taxes, and advisory fees prepaid for business development, during the year ended March 31, 2022.

Cash Flow from Investing Activities

During the years ended March 31, 2022 and 2021, the net cash (used in)/ provided by investing activities was $109,332 and $93,531, respectively. The decrease in the amount of $202,863 was primarily due to increase in advances to related parties during the year ended March 31, 2022.

Cash Flow from Financing Activities

During the years ended March 31, 2022, and 2021, the net cash provided by financing activities were $83,116 and $822,819, respectively. The net cash provided by financing activities decreased by $739,703 was primarily due to the repayment of bank loans during the year ended March 31, 2022.

Off-Balance Sheet Arrangements

As of March 31, 2022, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with U.S. GAAP, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared. On a regular basis, we review our accounting policies and how they are applied and disclosed in our financial statements.

While we believe that the historical experience, current trends and other factors considered support the preparation of our financial statements in conformity with GAAP, actual results could differ from our estimates and such differences could be material.

Allowance for expected credit losses

The Company evaluates the credit risk of its customers based on a combination of various financial and qualitative factors that may affect the ability of each customer to pay. The Company considered current and anticipated future economic conditions relating to the industries of the Company’s customers and the countries where it operates. In calculating expected credit loss, the Company also considered past payment trends, credit rating and other related credit information for its significant customers to estimate the probability of default in the future. As of March 31, 2022, and 2021, the provision for credit losses was $154,212 and $91,445, respectively.

Results of Operations — Nine Months Ended December 31, 2022 Compared to Nine Months Ended December 31, 2021.

	Nine Months Ended December 31, 2022	Nine Months Ended December 31, 2021
Revenue	$2,336,943	$2,200,479
Cost of revenue	(2,003,995)	(1,952,227)
GROSS PROFIT	332,948	248,252
Operating expenses	(487,815)	(699,117)
LOSS FROM OPERATIONS	(154,867)	(450,865)
Interest expense	(18,209)	(17,965)
Other income	87,856	190,444
LOSS BEFORE INCOME TAXES	(85,220)	(278,386)
Income taxes	460	(403)
NET LOSS	$(85,680)	$(277,983)

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Revenues. We generated $2,336,943 and $2,200,479 in revenues for the nine months ended December 31, 2022 and 2021, respectively; and incurred $2,003,995 and $1,952,227 in cost of revenue for the nine months ended December 31, 2022 and 2021, respectively. No material fluctuation was noted.

Operating Expenses. Our operating expenses have decreased by $211,302, or 30%, to $487,815 for the nine months ended December 31, 2022 from $699,117 for the nine months ended December 31, 2021. Such decrease in operating expenses was mainly due to the decrease in advisory fees paid for business development included in general and administrative expenses.

Loss from Operations. Our loss from operations for the nine months ended December 31, 2022 was $154,867, compared to $450,865 for the nine months ended December 31, 2021. The decrease of $295,998, or 66%, was primarily due to the decrease in operating expenses.

Interest expense, net. Interest expense was $18,209 for the nine months ended December 31, 2022 as compared to $17,965 for the nine months ended December 31, 2021. No material fluctuation was noted.

Other Income. Our other income was $87,856 for the nine months ended December 31, 2022 as compared to $190,444 for the nine months ended December 31, 2021. The decrease was principally due to no more subsidies from the government.

Net Loss. As a result of the above factors, our net loss was $85,680 for the nine months ended December 31, 2022, compared to $277,983 for the nine months ended December 31, 2021, representing a decrease of $192,303, or 69%.

Liquidity and Capital Resources

Working Capital

As of December 31, 2022, and March 31, 2022, our total current assets were $2,216,317 and $2,555,582, respectively and remain fairly consistent.

As of December 31, 2022, and March 31, 2022, our working capital were $1,425,994 and $1,560,277, respectively and stockholders’ equity was $886,993 and $983,523 respectively.

The decrease in working capital is primarily due to the repayment of bank loans.

Cash Flows:

	Nine Months Ended December 31, 2022	Nine Months Ended December 31, 2021
Cash flow from operating activities	$(504,225)	$(630,809)
Cash flow from investing activities	(31,004)	(103,224)
Cash flow from financing activities	(65,828)	75,004
NET DECREASE IN CASH AND EQUIVALENTS	(601,057)	(659,029)
Effect of exchange rates on cash	659	(12,957)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	936,480	1,376,540
CASH AND CASH EQUIVALENTS AT END OF YEAR	$336,082	$704,554

Cash Flow from Operating Activities

During the nine months ended December 31, 2022 and 2021, the net cash used in operating activities were $504,225 and $630,809, respectively. The decrease in the amount used in operating activities of $126,584 was primarily due to the decrease in cash outflow in advisory fees prepaid for business development during the nine months ended December 31, 2021.

Cash Flow from Investing Activities

During the nine months ended December 31, 2022, the net cash used in investing activities was $31,004, compared to the net cash used in investing activities was $103,224 for the nine months ended December 31, 2021. The decrease was due to decrease in advances to related parties.

21

Cash Flow from Financing Activities

During the nine months ended December 31, 2022, the net cash used in financing activities was $65,828, while the net cash provided by for the nine months ended December 31, 2021 was $75,004. The increase in net cash used in financing activities were primarily due to the repayment of bank loans during the nine months ended December 31, 2022.

Off-Balance Sheet Arrangements

As of December 31, 2022, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with United States GAAP, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared. On a regular basis, we review our accounting policies and how they are applied and disclosed in our financial statements.

While we believe that the historical experience, current trends and other factors considered to support the preparation of our financial statements in conformity with GAAP, actual results could differ from our estimates and such differences could be material.

Allowance for expected credit losses

The Company evaluates the credit risk of its customers based on a combination of various financial and qualitative factors that may affect the ability of each customer to pay. The Company considered current and anticipated future economic conditions relating to the industries of the Company’s customers and the countries where it operates. In calculating expected credit loss, the Company also considered past payment trends, credit rating and other related credit information for its significant customers to estimate the probability of default in the future. $137,093 and $154,212 of allowance for expected credit losses was established as of December 31, 2022, and March 31, 2022, respectively.

Inflation

The amounts presented in our financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Off Balance Sheet Arrangements

As of the date of this Current Report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Seasonality

Our operating results are not affected by seasonality.

Inflation

Our business and operating results as reported have not been affected in any material way by inflation. However, the Company is aware that global inflation is increasing, and it expects that inflation will affect the Company during fiscal year ending September 2023, though it cannot predict at this point in what ways.

Critical Accounting Policies

The SEC issued Financial Reporting Release No. 60, “Cautionary Advice Regarding Disclosure About Critical Accounting Policies” suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the SEC has defined the most critical accounting policies as the ones that are most important to the portrayal of a company’s financial condition and operating results and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. The nature of our business generally does not call for the preparation or use of estimates.

22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of March 23, 2023, by (i) each person who is known by the Company to own beneficially more than 5% of any classes of outstanding common stock, (ii) each director of the Company, (iii) each of the Chief Executive Officers and the executive officers (collectively, the “Named Executive Officers”) and (iv) all directors and executive officers of the Company as a group based upon 26,691,164 shares outstanding as of March 23, 2023.

Name and Address of Beneficial Owners of common stock [1]	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock
Tang Siu Fung [2]	Common Stock	16,200,000	60.7%
Cheng Sin Yi	—	—	*
Ho Yiu Chung	—	—	*
DIRECTORS AND OFFICERS – TOTAL (3 persons)		16,200,000	60.7%
5% SHAREHOLDERS
Sparta Universal Industrial Limited. [2]	Common Stock	16,200,000	60.7%
QBS Flywheel Limited[3]	Common Stock	8,939,600	33.5%

*	Less than 1%

1.	Unless otherwise indicated, the business address of each individual or entity listed in the table is c/o: Flywheel Advanced Technology, Inc., 123 West Nye Lane, Suite 455, Carson City, Nevada 83702.

2.	Our President, Chief Executive Officer and Chairman of the Board, Mr. Tang, is the controlling shareholder of Sparta Universal Industrial Limited (“Sparta”), which holds 16,200,000 shares of the Common Stock.

3.	The business address for QBS Flywheel Limited is “GATEWAY” L36, 1 Macquarie PI, Sydney, NSW 2000, Australia.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and positions of our executive officers and directors. Directors will be elected at our annual meeting of stockholders and serve for one year or until their successors are elected and qualify. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board.

NAME AND ADDRESS	AGE	POSITION(S)	DATE OF APPOINTMENT
Tang Siu Fung	42	President, Chief Executive Officer, and Chairman of the Board	September 2021
Cheng Sin Yi	37	Secretary and Treasurer	September 2021
Ho Yiu Chung	40	Director	September 2021

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Tang Siu Fung, President, Chief Executive Officer and Chairman of the Board.

Tang Siu Fung, age 42, is a co-founder of the Company and has worked for the last five (5) years at the Company. He was appointed President and Chief Executive Officer of the Company and as the Chairman of the Board in September 2021. Mr. Tang has over 20 years of experience in the banking and financial services industry and has gained extensive corporate financial planning and advisory experience and knowledge throughout the years serving in both international and local financial institutions in Hong Kong, including The Hong Kong and Shanghai Banking Corporation Limited, Standard Chartered Bank (Hong Kong) Limited and the subsidiary of Bank of China Limited. His main role as Chairman of the Company is the development of Company strategy; he sets a clean and precise direction of where the company is heading as well as short- and long-term goals for the Company. Mr. Tang plays a major role in setting up corporate governance standards and expanding the Company’s business operations and transforming the business from a traditional software system company into an innovation and technology Company with gene of incubation.

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Cheng Sin Yi, Secretary and Treasurer

Cheng Sin Yi, age 37, has worked for the past five (5) years at the Company, first as the head of our Merger and Acquisition Department and then as Secretary and Treasurer since September 2021. Ms. Cheng was an Executive Officer in Cherry Body Fashions Mfy. Limited until 2012, responsible for all operational matters and external affairs of the organization. Ms. Cheng has extensive business management experience and excellent business negotiation skills. In 2017, Ms. Cheng has co-founded Road to Greatness Consultancy Company Ltd. Ms. Cheng graduated in 2008 as a Master of Business Administration from Kurt Bosch University in Switzerland.

Ho Yiu Chung, Director

Ho Yiu Chung, age 40, is a co-founder of the Company and has worked for the past five (5) years at the Company. He was appointed as a director in September 2021. He is also the director of Goldman Technology Holdings Limited. Prior to co-founding the Company, Mr. Ho was a senior project engineer and served as senior management role in Alien Technology Ltd until 2008 and served as Senior Project Engineer in Aceway Industries Ltd. He has over 15 years of project management experience and risk assessment capabilities. In 2017, Mr. Ho co-founded and served as Chief Technology Officer of Goldman Technology Holdings Limited. Mr. Ho leads the team of 6 and developed a full range of energy-efficient lighting products with patents. Mr. Ho graduated with a Bachelor of Engineering in Mechanical Engineering degree from the Hong Kong University of Science and Technology.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Vacancies on the Board arising from resignation, increase in the number of directors or otherwise may only be filled only by the vote of a majority of the directors then in office. Officers are appointed to serve until the meeting of the Board following the next annual meeting of stockholders and until their successors have been elected and qualified.

Director Independence

The Board currently consists of two (2) members, neither of whom are independent. We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board comprised of a majority of “independent directors.”

Audit Committee

We do not presently have an audit committee. The Board currently acts as our audit committee.

Compensation Committee

We do not presently have a compensation committee. The Board currently acts as our compensation committee.

Nominating Committee

We do not presently have a nominating committee. The Board currently acts as our nominating committee.

Code of Ethics

Our Board has not adopted a Code of Ethics due to the Company’s size and lack of employees.

Board Leadership Structure

We have chosen to combine the Chief Executive Officer and Board Chairman positions.

Delinquent Section 16(a) Reports

Not Applicable

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Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

●	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Diversity

Upon consummation of the Share Exchange, the Board will review, on an annual basis, the appropriate characteristics, skills and experience required for the Board o as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity;

●	ethics and values;

●	experience in the industries in which we compete;

●	experience as a director or executive officer of another publicly held company;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	conflicts of interest; and

●	practical business judgment.

Family Relationships

There are no family relationships among our directors or executive officers.

Significant Employees

While the Company has engaged various consultants, other than management, we currently have no significant employees.

QBS System has entered into employment contacts with Mr. Wong Chi Fung and Mr. Kwan Ping Yuen.

QBS System appointed Mr. Wong Chi Fung as Chief Executive Officer by letter dated April 1, 2022.

QBS System appointed Ms. Kwan Ping Yuen as Chief Technology Officer by letter dated April 1, 2022.

The Company currently has no compensation plans or arrangements.

EXECUTIVE COMPENSATION

The following is a summary of all compensation paid to the Company’s executive officers for the last two completed fiscal years. The summary is broken out into two tables below, the first of which is for the Company prior to the Closing (“Pre-Closing”) because the Company’s last two completed fiscal years ended on September 30, 2022, and September 30, 2021. The second summary is for the Company subsequent to the Closing (“Post-Closing”) and the acquisition of QBS System because QBS System’s last two completed fiscal years ended on March 31, 2022, and March 31, 2021.

Summary Executive Compensation 2021-2022 – Pre-Closing

For the last two fiscal years ended September 30, 2022, and 2021, the Company has not paid any compensation to its executive officers.

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Named Executive Officer Employment Agreements

None.

Termination Provisions

As of the date of this Current Report, we have no contract, agreement, plan, or arrangement, whether written or unwritten, that provides for payments to a Named Executive Officer at, following, or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of a Named Executive Officer, or a change in control of the Company or a change in the Named Executive Officer’s responsibilities, with respect to each Named Executive Officer.

Outstanding Equity Awards at Fiscal Year End

As of September 30, 2022, none of our Named Executive Officers held any unexercised options, stock that have not vested, or other equity incentive plan awards.

Director Compensation

To date, we have not paid our directors any compensation for services on the Board.

Equity Compensation Plan Information

The Company does not have any securities authorized for issuance or outstanding under an equity compensation plan or equity compensation grants made outside of such a plan.

Compensation of Directors

To date, we have not paid our directors any compensation for services on the Board.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no arrangements for officers, employees or consultants that would result from a change-in-control.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Summary Executive Compensation 2022-2023 – Post-Closing

The following information is related to the Company subsequent to the closing of the Share Exchange Agreement and the acquisition of QBS System (“Post-Closing”) for QBS System’s last two completed fiscal years ended on March 31, 2022, and March 31, 2021.

During the last two completed fiscal years, no compensation was paid, distributed, or accrued to the Named Executive Officers serving as of the end of the last fiscal year in excess of $100,000:

Name	Year	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred comparison earnings ($)	All other compensation ($)	Total ($)
Tang Siu Fung	2022	-	-	-	-	-	-	-
	2021
Cheng Sin Yi	2022	-	-	-	-	-	-	-
	2021
Ho Yiu Chung	2022	-	-	-	-	-	-	-
	2021
Wong Chi Fung	2022	52,775	-	-	-	-	-	-
	2021	55,069	-	-	-	-	-	-
Kwan Ping Yuen	2022	45, 890	-	-	-	-	-	-
	2021	35,565	-	-	-	-	-	-

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Employment Contracts, Termination of Employment, Change-in-Control Arrangements

The Company does not currently have employment agreements with any of its executive officers but expects to enter into employment agreements with certain of them in the future.

QBS System has entered into employment contacts with Wong Chi Fung and Kwan Ping Yuen. Mr. Wong Chi Fung was appointed Chief Executive Officer of QBS System by letter dated April 1, 2022. Mr. Kwan Ping Yuen was appointed Chief Technology Officer by letter dated April 1, 2022.

The Company currently has no compensation plans or arrangements.

Compensation Committee

We do not currently have a compensation committee of the Board or a committee performing similar functions. The Board as a whole participates in the consideration of executive officer and director compensation.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of the Company during the last two fiscal years is or has been indebted to the Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000.00 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

Except as disclosed below, since the beginning of the fiscal year preceding the last fiscal year none of the following persons has had any direct or indirect material interest in any transaction to which our Company was or is a party, or in any proposed transaction to which our Company proposes to be a party:

●	any Director or officer of our Company;

●	any proposed Director of officer of our Company;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 5 percent of the voting rights attached to our Common Stock; or

●	any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws).

On July 13, 2021, pursuant to a Stock Purchase Agreement between NYJJ Hong Kong Limited (“NYJJ”) and Sparta, wherein Sparta purchased the A-1 Preferred Shares of the Company. As a result, Sparta became an approximately 90% holder of the voting rights of the issued and outstanding shares of the Company, on a fully diluted basis, and became the controlling shareholder. Sparta is controlled by Tang Siu Fung.

On September 15, 2022, Sparta provided notice to the Company to convert all of the issued and outstanding A-1 Preferred Shares into 16,200,000 shares of common stock. The Board approved the conversion and agreed that the Company would not charge any fee or expense for such conversion. As of the date of this report, Sparta is the holder of 16,200,000 of the 26,691,164 shares of common stock issued and outstanding, or approximately 60.7%.

27

QBS System owed $84,171 and $98,112 as of March 31, 2022, and 2021, respectively, for advances from a director, Mr. Wong Chi Fung, which amounts are repayable on demand and interest free.

QBS System owes QBS Group Limited, of which the director of QBS System Mr. Wong Chi Fung is the director and shareholder, $293,817 and $296,968 as of March 31, 2022, and 2021, respectively, for advances from QBS Group Limited, which amounts are repayable on demand and interest free.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is currently quoted on the OTC Pink marketplace of OTC Markets Group, Inc., an inter-dealer quotation system, under the symbol “FWFW”. However, there is currently only a limited trading market for our Common Stock and there is no assurance that a regular trading market will ever develop.

Holders

As of March 23, 2023, there were 36 holders of record of our Common Stock, based on information provided by our transfer agent.

Dividends

To date, we have not paid dividends on shares of our Common Stock and we do not expect to declare or pay dividends on shares of our Common Stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not presently maintain any equity compensation plans and have not maintained any such plans since our inception.

RECENT SALES OF UNREGISTERED SECURITIES

On March 22, 2023, pursuant to the terms of the Share Exchange Agreement, each share of QBS System’s common stock held by the Shareholder was exchanged for an aggregate of 8,939,600 shares of Common Stock.

This transaction was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation S promulgated thereunder, as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved. At the time of their issuance, the 8,939,600 shares of Common Stock were deemed to be restricted securities for the purpose of the Securities Act and will bear restrictive legends to that effect.

The information set forth in the Item 1.01 above is incorporated herein by reference.

28

DESCRIPTION OF REGISTRANT’S SECURITIES

We have authorized capital stock consisting of 550,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock. As of the date of this Current Report, we had 26,691,164 shares of Common Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

As of the date of this Current Report, the Company has 25,000,000 Preferred Shares authorized, par value $0.0001. 10,000,000 shares are designated Series A-1 Convertible Preferred Stock. As of the date hereof, no shares of Preferred Stock are issued and outstanding.

Options

We have not issued any stock options to purchase shares of our Common Stock.

Warrants

We have not issued any warrants to purchase shares of our Common Stock.

Other Convertible Securities

As of March 22, 2023, the Company does not have any outstanding convertible securities.

Transfer Agent

The Company’s transfer agent is Vstock Transfer, 18 Lafayette Place, Woodmere, New York 11598, Telephone # 212-828-8436.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation provide for the elimination or limitation to the fullest extent permitted by Chapter 78 of Nevada Revised Statutes (the “NRS”) of the liability of directors and officers of the Company. The Articles of Incorporation also provide that the Company will, to the fullest extent permitted by the NRS, indemnify any and all directors and officers whom it shall have power to indemnify under the NRS from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the NRS.

We do not currently have directors’ and officers’ liability insurance.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 and 2.01 above is incorporated herein by reference.

The issuance of the Exchange Shares in connection with the Share Exchange was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation S promulgated by the SEC under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement and are subject to further contractual restrictions on transfer as described below.

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SECTION 5	CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information set forth in Items 1.01 and 2.01 above is incorporated herein by reference, including, without limitation, the information regarding the departure of directors of the Company as of the Closing, and the biographical, related party, executive compensation and other information regarding the Company’s directors and executive officers.

There are no arrangements or understandings pursuant to which any of the Company’s current directors were appointed as a director.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS.

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Share Exchange, the Company has ceased to be a shell company. The information contained in this Current Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the audited consolidated financial statements of QBS System for the last two fiscal years ended March 31, 2022 and March 31, 2021, and the accompanying notes, and the unaudited consolidated financial statements of QBS System for the nine months ended December 31, 2022 and December 31, 2021 with the accompany notes are included in this Current Report and attached hereto as Exhibit 99.2.

(b)

Pro Forma Financial Information.

In accordance with Item 9.01(b), the unaudited pro forma condensed consolidated financial statements for the fiscal year ended September 30, 2022, and as of, and for, the three months ended December 31, 2022 and the accompanying notes are included in in this Current Report and attached hereto as Exhibit 99.3.

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(d)	Exhibits

Exhibit No.	Description
3.1.1	Articles of Incorporation, filed as Exhibit 3.1 to Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 27, 2010.

3.1.2	Certificate of Amendment, effective April 26, 2013, filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 1, 2013.

3.1.3

Certificate of Amendment to the Articles of Incorporation filed with the Secretary of State of Nevada, filed as Exhibit 3.10 to Quarterly Report on Form 10-Q, for the period ended March 31, 2022, filed with the Securities and Exchange Commission on May 13, 2022.

3.2	Bylaws, filed as Exhibit 3.2 to Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 27, 2010.

3.4.1

Series A Convertible Preferred Stock Certificate of Designations, effective September 24, 2012, filed as Exhibit 3.1 to Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 26, 2012.

3.4.2

Amendment to the Certificate of Designation of the Series A-1 Preferred Stock as filed with the Secretary of State of the State of Nevada on September 15, 2022, filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 22, 2022.

3.4.3

Series B Non-Convertible Preferred Stock Certificate of Designations, effective November 8, 2012, filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 9, 2012.

3.4.4

Amended and Restated Series C Preferred Stock Certificate of Designation, effective October 18, 2013, filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 18, 2013.

3.4.5

Series D Convertible Preferred Stock Certificate of Designations, filed on October 16, 2012, filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 17, 2013.

10.1

Shareholder Agreement dated December 7, 2022, by and among Flywheel Advance Technology, Inc., So Ha Tsang, and Sau Ping Leung, filed as Exhibit 10.1 to Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 12, 2022.

10.2	Agency Agreement, dated December 7, 2022, by and between International Supply Chain Alliance Co., Ltd. and Blue Print Global, Inc., filed as Exhibit 10.2 to Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 12, 2022.

10.3	Share Exchange Agreement, dated December 15, 2022, by and among Flywheel Advance Technology, Inc., QBS System Limited, and QBS Flywheel Limited., filed as Exhibit 10.3 to Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 16, 2022

10.4	Form of Lock-Up Agreement.*

10.5	Form of Non-Disclosure and Non-Compete Agreement.*

10.6	Engagement Letters, dated April 1, 2022, between QBS System Limited and [redacted] for System IoT Business Process Outsourcing Services.*

10.7**	Engagement Letter, dated December 11, 2020, between QBS System Limited and [redacted] Security and Monitoring Services.*

10.8	Facility Letter, dated April 27, 2020, from the Bank of China (Hong Kong) Limited to QBS System*

10.9	Facility Letter, dated October 10, 2020, from the Bank of China (Hong Kong) Limited to QBS System*

10.10	Facility Letter, dated June 28, 2021, from the Bank of China (Hong Kong) Limited to QBS System*

99.1	Notice of Entry of Order Barring Claims and Terminating Custodianship, filed as Exhibit 99.1 to Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 20, 2020.

99.2	Audited Consolidated Financial Statements of QBS System for the last two fiscal years ended March 31, 2022 and March 31, 2021, and the accompanying notes and the unaudited consolidated financial statements of QBS System for the nine months ended December 31, 2022 and December 31, 2021 with the accompany notes.*

99.3	Unaudited Pro Forma condensed consolidated financial statements for the fiscal year ended September 30, 2022 and as of and for the three months ended December 31, 2022 and the accompanying notes*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Upon request by the SEC, the Company hereby undertakes to furnish supplementally to the SEC a copy of any omitted schedule or exhibit to such agreement; provided, however, that Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLYWHEEL ADVANCED TECHNOLOGY, INC.

Dated: March 24, 2023	By:	/s/ Tang Siu Fung
	Name:	Tang Siu Fung
	Title:	Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

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